Exhibit 5.1

Our ref: VSL/766305-000001/19848666v4

AnPac Bio-Medical Science Co., Ltd.

801 Bixing Street, Bihu County

Lishui, Zhejiang Province, 323006

People’s Republic of China

28 May 2021

AnPac Bio-Medical Science Co., Ltd. (the “Company”)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to securities to be issued and sold by the Company from time to time. Such securities include:

a)            the Company’s Class A ordinary shares of par value US$0.01 each (the “Shares”)

b)            certain American depositary shares (the “ADSs”) representing the Shares;

c)             share purchase contracts relating to a specific number of Shares or ADSs of the Company or other securities described within the Registration Statement at a future date or dates (the “Purchase Contracts”);

d)            share purchase units relating to a specific number of Shares of the Company or other securities described within the Registration Statement at a future date or dates (the “Purchase Units”)

e)             debt securities of the Company, which may include senior debt securities, senior subordinated debt securities or subordinated debt securities of the Company (collectively the “Debt Securities”), each series of Debt Securities to be issued under indentures to be entered into by the Company and the trustee for such Debt Securities (the “Indentures”);

f)              convertible debt securities of the Company (“Convertible Debt Securities”), to be issued under indentures to be entered into by the Company and the trustee for such Convertible Debt Securities (the “Convertible Debt Indentures”);

g)             warrants to subscribe for Shares, ADSs or Debt Securities (or any combination thereof) in the Company (the “Warrants”) to be issued under warrant agreements to be entered into between the Company and the warrant agent for such Warrants thereunder (the “Warrant Agreements”);

h)            rights to purchase Shares or ADSs of the Company or other securities described within the Registration Statement that may be offered by the Company to security holders (the “Rights”) under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent (the “Rights Agreements”); and

i)                units comprising one or more of the securities described within the Registration Statement (the “Units”) that may be issued pursuant to one or more unit agreements (the “Unit Agreements”) between the Company and a unit agent to be identified therein.

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

1                                         Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1                               The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry of Corporate Affairs”) on 26 May 2021, including the Company’s Certificate of Incorporation and the Third Amended and Restated Memorandum and Articles of Association of the Company (the “Memorandum and Articles”) as registered on 27 January 2020.

1.2                               The Third Amended and Restated Memorandum and Articles of Association of the Company as registered on 27 January 2020 (the “Third Amended and Restated Memorandum and Articles”).

1.3                               The written resolutions of the board of directors of the Company dated 20 May 2021 (the “Directors’ Resolutions”).

1.4                               A certificate of good standing with respect to the Company issued by the Registry of Corporate Affairs dated 17 May 2021 (the “Certificate of Good Standing”).

1.5                               A certificate from a director of the Company (a copy of which is attached as Annexure B) (the “Director’s Certificate”).

1.6                               The Registration Statement.

2                                         Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter.  These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter.  In giving the following opinions we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing.  We have also relied upon the following assumptions, which we have not independently verified:

2.1                               Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2                               All signatures, initials and seals are genuine.

2.3                               All public records of the Company which we have examined are accurate and the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs is true and complete and such information has not since then been altered and such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.4                               The Company will have sufficient authorised capital to effect the issue of the Shares at the time of issuance.

2.5                               The (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures and the Debt Securities, (iv) Convertible Debt Indentures and Convertible Debt Securities, (v) the Warrant Agreements and the Warrants, (vi) the Rights and Rights Agreements, and (vii) the Units and Unit Agreements, will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands).

2.6                               The choice of the laws of a jurisdiction other than the British Virgin Islands as the governing law of the (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures and the Debt Securities, (iv) Convertible Debt Indentures and Convertible Debt Securities, (v) the Warrant Agreements and the Warrants, (vi) the Rights and Rights Agreements, and (vii) the Units and Unit Agreements will be made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the the relevant jurisdiction (other than the British Virgin Islands) as a matter of the relevant governing law and all other relevant laws (other than the laws of the British Virgin Islands).

2.7                               The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the British Virgin Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures and the Debt Securities, (iv) Convertible Debt Indentures and Convertible Debt Securities, (v) the Warrant Agreements and the Warrants, (vi) the Rights and Rights Agreements, and (vii) the Units and Unit Agreements.

2.8                               No monies paid to or for the account of any party under the Transaction Documents represent or will represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act, 1997).

2.9                               There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below.

2.10                        There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions set out below.

2.11                        The issue of (i) securities under the Purchase Contracts, (ii) securities under the Purchase Units, (iii) Debt Securities under the Indentures, (iv) Convertible Debt Securities under the Convertible Debt Indentures, (v) Warrants under the Warrant Agreements, (vi) Rights under the Rights Agreements, and (vii) Units under the Unit Agreements will be of commercial benefit to the Company.

2.12                        No invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any of the Shares, the securities under the Purchase Contracts, the securities under the Purchase Units, the Debt Securities, the Convertible Debt Securities, the Warrants, the Rights or the Units.

3                                         Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                               The Company is a company limited by shares incorporated with limited liability under the BVI Business Companies Act (as amended) (the “Act”), is in good standing at the Registry of Corporate Affairs, and is validly existing under the laws of the British Virgin Islands.

3.2                               The maximum number of shares that the Company is authorised to issue, with effect from immediately prior to the completion of the Offering, will be 100,000,000 shares of a par value of US$0.01 each, comprising of (i) 70,000,000 Class A Ordinary Shares of a par value of US$0.01 each, and (ii) 30,000,000 Class B Ordinary Shares of a par value of US$0.01 each.

3.3                               The issue and allotment of the Shares (including the Shares underlying the ADSs, or to be issued pursuant to the Purchase Contracts, the Purchase Units, the Rights or the Units or to be issued on the exercise of the Warrants or the Convertible Debt Securities) have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4                               With respect to the Shares, when (i) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Shares has been recorded in the Company’s register of members (shareholders); and (iii) the subscription price of such Shares (being not less than the par value of the Shares) has been fully paid in cash or other consideration approved by the Board, the Shares will be duly authorised, validly issued, fully paid and non-assessable.

3.5                               With respect to each issue of Purchase Contracts, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Purchase Contracts and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the Purchase Contracts have been duly authorised and validly executed and delivered by the Company; and (iii) such Purchase Contracts issued thereunder have been duly executed and delivered on behalf of the Company in accordance with the Purchase Contracts and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Purchase Contracts will be duly authorised, legal and binding obligations of the Company.

3.6                               With respect to each issue of Purchase Units, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Purchase Units and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the Purchase Units have been duly authorised and validly executed and delivered by the Company; and (iii) such Purchase Units issued thereunder have been duly executed and delivered on behalf of the Company in accordance with the Purchase Units and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Purchase Units will be duly authorised, legal and binding obligations of the Company.

3.7                               With respect to each issue of the Debt Securities, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) an Indenture relating to the Debt Securities and the Debt Securities shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) such Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Debt Securities issued pursuant to the Indenture will have been duly executed, issued and delivered.

3.8                               With respect to each issue of the Convertible Debt Securities, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Convertible Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Convertible Debt Indenture relating to the Convertible Debt Securities and the Convertible Debt Securities shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) such Convertible Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Convertible Debt Indenture relating to such issue of Convertible Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Convertible Debt Securities issued pursuant to the Convertible Debt Indenture will have been duly executed, issued and delivered.

3.9                               With respect to each issue of Warrants, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and delivered by the Company and the warrant agent thereunder; and (iii) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorised, legal and binding obligations of the Company.

3.10                        With respect to each issue of Rights, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Rights Agreement relating to the Rights shall have been duly authorised and validly executed and delivered by the Company; and (iii) such Rights issued thereunder have been duly executed and delivered on behalf of the Company in accordance with the Rights Agreement relating to the Rights and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Rights will be duly authorised, legal and binding obligations of the Company.

3.11                        With respect to each issue of Units, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Units and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Unit Agreement relating to the Units shall have been duly authorised and validly executed and delivered by the Company; and (iii) such Units issued thereunder have been duly executed and delivered on behalf of the Company in accordance with the Unit Agreement relating to the Units and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Units will be duly authorised, legal and binding obligations of the Company.

3.12                        The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

4                                         Qualifications

The opinions expressed above are subject to the following qualifications:

4.1                               To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

4.2                               The obligations assumed by the Company under the (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures, (iv) Convertible Debt Indentures, (v) the Warrant Agreements, (vi) the Rights Agreements, and (vii) the Unit Agreements will not necessarily be enforceable in all circumstances in accordance with their terms.  In particular:

(a)                                 enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)                                 enforcement may be limited by general principles of equity.  For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)                                  some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)                                 where obligations are to be performed in a jurisdiction outside the British Virgin Islands, they may not be enforceable in the British Virgin Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)                                  the courts of the British Virgin Islands have jurisdiction to give judgment in the currency of the relevant obligation;

(f)                                   arrangements that constitute penalties will not be enforceable;

(g)                                  enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)                                 an agreement made by a person in the course of carrying on unauthorised financial services business is unenforceable against the other party under section 50F of the Financial Services Commission Act, 2001;

(i)                                     provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(j)                                    the courts of the British Virgin Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum;

(k)                                 a person who is not a party to (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures, (iv) Convertible Debt Indentures, (v) the Warrant Agreements, (vi) the Rights Agreements, and (vii) the Unit Agreements that is governed by British Virgin Islands law will not have the benefit of and will not be able to enforce its terms;

(l)                                     any provision of the (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures, (iv) Convertible Debt Indentures, (v) the Warrant Agreements, (vi) the Rights Agreements, and (vii) the Unit Agreements that is governed by British Virgin Islands law which expresses any matter to be determined by future agreement may be void or unenforceable;

(m)                             we reserve our opinion as to the enforceability of the relevant provisions of the (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures, (iv) Convertible Debt Indentures, (v) the Warrant Agreements, (vi) the Rights Agreements, and (vii) the Unit Agreements to the extent that it purports to grant exclusive jurisdiction as there may be circumstances in which the courts of the British Virgin Islands would accept jurisdiction notwithstanding such provisions; and

(n)                                 a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures, (iv) Convertible Debt Indentures, (v) the Warrant Agreements, (vi) the Rights Agreements, and (vii) the Unit Agreements whereby the Company covenants to restrict the exercise of powers specifically given to it under the Act including, without limitation, the power to increase its maximum number of shares, amend its memorandum and articles of association or present a petition to a British Virgin Islands court for an order to wind up the Company.

4.3                               The obligations of the Company may be subject to restrictions pursuant to United Nations and United Kingdom sanctions extended to the British Virgin Islands by Orders of Her Majesty in Council and/or sanctions imposed by governmental or regulatory authorities or agencies in the British Virgin Islands under British Virgin Islands legislation.

4.4                               A certificate, determination, calculation or designation of any party to the (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures, (iv) Convertible Debt Indentures, (v) the Warrant Agreements, (vi) the Rights Agreements, and (vii) the Unit Agreements as to any matter provided therein might be held by a British Virgin Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.5                               We reserve our opinion as to the extent to which the courts of the British Virgin Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Transaction Documents and enforce the remainder of the (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures, (iv) Convertible Debt Indentures, (v) the Warrant Agreements, (vi) the Rights Agreements, and (vii) the Unit Agreements or the transaction of which such provisions form a part, notwithstanding any express provisions in the (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures, (iv) Convertible Debt Indentures, (v) the Warrant Agreements, (vi) the Rights Agreements, and (vii) the Unit Agreements in this regard.

4.6                               We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-British Virgin Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures, (iv) Convertible Debt Indentures, (v) the Warrant Agreements, (vi) the Rights Agreements, and (vii) the Unit Agreements.

4.7                               Under section 42 of the Act, the entry of the name of a person in the register of members of a company as a holder of a share in a company is prima facie evidence that legal title in the share vests in that person.  A third party interest in the shares in question would not appear.  An entry in the register of members may yield to a court order for rectification (for example, in the event of inaccuracy or omission).

4.8                               In this opinion, the phrase “non-assessable” means, with respect to the shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, and in absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.9                               We express no view as to the commercial terms of the (i) Purchase Contracts, (ii) Purchase Units, (iii) Indentures, (iv) Convertible Debt Indentures, (v) the Warrant Agreements, (vi) the Rights Agreements, and (vii) the Unit Agreements or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Annexure A

Director’s Certificate